EXHIBIT 5.1


                         Law Offices                            Baltimore, MD
             Ballard Spahr Andrews & Ingersoll, LLP                 Camden, NJ
                 1225 17h Street, Suite 2300                   Philadelphia, PA
                 Denver, Colorado 80202-5596                  Salt Lake City, UT
                        303-292-2400                             Voorhees, NJ
                     Fax: 303-296-3956                         Washington, DC
                  Lawyers@ballardspahr.com


                     September 18, 2002

Phoenix Real Estate Development, Inc.
2121 30th Street
Boulder, CO  80301

                     Re: Registration Statement on Form SB-2

Gentlemen:

     We have acted as counsel to Phoenix Real Estate Development, Inc., a Colorado corporation ("Phoenix"), in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement") to register under the Securities Act of 1933, as amended, 1,500,000 shares of Phoenix common stock (the "Shares").

     In that connection, we have examined executed originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary for the purposes of the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based upon the foregoing, we are of the opinion that the Shares, when resold in accordance with the terms of the Registration Statement, will be legally issued, fully paid and nonassessable.

     This opinion is limited to the matters expressly stated herein. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States and the laws of the State of Colorado. We do not undertake to advise you of any changes in the opinion expressed herein resulting from changes in law, changes in facts or any other matters that might occur or be brought to our attention after the date hereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                         Very truly yours,

                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                     ------------------------------------------
                                         Ballard Spahr Andrews & Ingersoll, LLP